Exhibit 10

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of April 30, 2004 by and between NetBank, Inc., a Georgia corporation (the “Company”), and Douglas K. Freeman (the “Executive”).

W I T N E S S E D

WHEREAS, the Company and the Executive are parties to a certain Employment Agreement dated as of November 18, 2001 as amended by Amendment No. 1 to Employment Agreement dated as of April 1, 2002 (collectively, the “Original Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Original Agreement as more particularly set forth in this Amendment,

NOW, THEREFORE, it is hereby agreed as follows:

1.                                   Amendments.

(a)  A new Section 2(c) is hereby added to the Original Agreement to read as follows:

“The Executive shall be based primarily and reside in the general area of Jacksonville, Florida.”

(b)  The last two sentences of Section 3(c) of the Original Agreement are hereby deleted and the following sentence shall be added at the end of said Section 3(c):

“The Company shall provide a relocation package for the movement of household goods to the Executive in order to assist the Executive in the relocation of his secondary residence from the Atlanta area.”

(c)  The term “Business Location” and the definition thereof, all as set forth in Annex A of the Original Agreement, are hereby deleted in their entirety.

2.  Miscellaneous.

(a)                                  This Amendment may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

(b)                                 Except as expressly amended and modified by this Amendment, the Original Agreement shall continue to be and remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused this Amendment to be executed in its name on its behalf, all as of the day and year first above written.

/s/ Douglas K. Freeman
Douglas K. Freeman

NETBANK, INC.

By:	/s/ Thomas L. Little, Jr.
Thomas L. Little, Jr.
Chief Human Resource Executive